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Exhibit 5.1

         [Letterhead of Jones Day]

May 12, 2005

Alderwoods Group, Inc.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202

  Re:
  Registration Statement on Form S-4 Filed by Alderwoods Group, Inc. and the Guarantors (defined below) Relating to the Exchange Offer (defined below)

Ladies and Gentlemen:

        We have acted as counsel to Alderwoods Group, Inc., a Delaware corporation (the "Company"), in connection with the issuance and exchange (the "Exchange Offer") of up to $200,000,000 aggregate principal amount of the Company's 7 3/4% Senior Notes due 2012 (the "Exchange Notes") for an equal principal amount of the Company's 7 3/4% Senior Notes due 2012 outstanding on the date hereof (the "Outstanding Notes") and the guarantee of the Exchange Notes by the companies listed on Annex A hereto (collectively, the "Covered Guarantors") and the companies listed on Annex B hereto (collectively, the "Other Guarantors," and, together with the Covered Guarantors, the "Guarantors"). The Exchange Notes will be issued pursuant to the Indenture, dated as of August 19, 2004 (the "Indenture"), by and among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the "Trustee"). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (each, a "Guarantee") on a joint and several basis by the Guarantors.

        In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary. Based upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

        1.     The Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will be validly issued by the Company and will constitute valid and binding obligations of the Company.

        2.     The Guarantees of the Exchange Notes (the "Exchange Guarantees") of the Covered Guarantors, when they are executed and delivered in accordance with the terms of the Exchange Offer in exchange for the Guarantees of the Outstanding Notes (the "Outstanding Guarantees") of the Covered Guarantors, will be validly issued by the respective Covered Guarantor and will constitute a valid and binding obligation of the respective Covered Guarantor.

        3.     The Exchange Guarantees of the Other Guarantors, when they are executed and delivered in accordance with the terms of the Exchange Offer in exchange for the Outstanding Guarantees of the Other Guarantors, will constitute a valid and binding obligation of the respective Other Guarantor.

        Our opinions with respect to the Exchange Notes and Exchange Guarantees are subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors' rights and remedies generally, and (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity.

        For purposes of our opinions insofar as they relate to the Guarantors, we have assumed that the obligations of each of the Guarantors under the Exchange Guarantees are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate purposes, or necessary or convenient to the conduct, promotion or attainment of the business of the respective Guarantor, and will benefit the respective Guarantor, directly or indirectly.

        Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the States of California, Georgia, Illinois, New York, Ohio and Texas, the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act, including the applicable provisions of the California Constitution, the Georgia Constitution, the Illinois Constitution, the New York Constitution, the Ohio Constitution and the Texas Constitution and the reported judicial decisions interpreting such laws. We express no opinion as to the effect of the laws of any other jurisdiction.

        We are not admitted or qualified to practice law in the jurisdictions listed opposite each Other Guarantor's name on Annex B attached hereto (collectively, the "Other Jurisdictions"). Therefore, in rendering our opinions expressed herein, we have relied solely and without independent investigation upon the opinions of counsel to the Other Guarantors, copies of which have been filed as Exhibits 5.2 through 5.33 to the Registration Statement on Form S-4 of the Company and the Guarantors relating to the Exchange Offer (the "Registration Statement"), with respect to matters governed by the laws of the Other Jurisdictions.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day

ANNEX A

Name	State
Advance Funeral Insurance Services	California
Alderwoods (Texas), Inc.	California
A.L Cemetery	California
Alderwoods Group (California), Inc.	California
Custer Christiansen Covina Mortuary, Inc.	California
Dimond Service Corporation	California
Directors Succession Planning, Inc.	California
Directors Succession Planning II, Inc.	California
DSP General Partner II, Inc.	California
Earthman LP, Inc.	California
Glasband-Malinow-Weinstein Mortuary, Inc.	California
Glasband-Willen Mortuaries	California
Harbor Lawn Memorial Park, Inc.	California
Neel Funeral Directors, Inc.	California
RH Mortuary Corporation	California
San Fernando Mortuary, Inc.	California
Universal Memorial Centers V, Inc.	California
Universal Memorial Centers VI, Inc.	California
White Funeral Home, Inc.	California
Whitehurst-Lakewood Memorial Park and Funeral Service, Inc.	California
Workman Mill Investment Company	California
Administration Services, Inc.	Delaware
Alderwoods (Alabama), Inc.	Delaware
Alderwoods (Commissioner), Inc.	Delaware
Alderwoods (Delaware), Inc.	Delaware
Alderwoods (Mississippi), Inc.	Delaware
Alderwoods (Texas), L.P.	Delaware
American Burial and Cremation Centers, Inc.	Delaware
Directors (Texas), L.P.	Delaware
H.P. Brandt Funeral Home, Inc.	Delaware
Lienkaemper Chapels, Inc.	Delaware
Osiris Holding Corporation	Delaware
RH Cemetery Corp.	Delaware
RH Satellite Properties Corp.	Delaware
Rose Hills Company	Delaware
Rose Hills Holdings Corp.	Delaware
Advanced Planning of Georgia, Inc.	Georgia
Alderwoods (Georgia), Inc.	Georgia
Alderwoods (Georgia) Holdings, Inc.	Georgia
Green Lawn Cemetery Corporation	Georgia
Poteet Holdings, Inc.	Georgia
Southeastern Funeral Homes, Inc.	Georgia
Alderwoods (Chicago Central), Inc.	Illinois
Alderwoods (Chicago North), Inc.	Illinois
Alderwoods (Chicago South), Inc.	Illinois
Alderwoods (Illinois), Inc.	Illinois
Chapel Hill Memorial Gardens & Funeral Home Ltd.	Illinois
Chicago Cemetery Corporation	Illinois
Elmwood Acquisition Corporation	Illinois
Mount Auburn Memorial Park, Inc.	Illinois

The Oak Woods Cemetery Association	Illinois
Pineview Memorial Park, Inc.	Illinois
Ridgewood Cemetery Company, Inc.	Illinois
Ruzich Funeral Home, Inc.	Illinois
Woodlawn Cemetery of Chicago, Inc.	Illinois
Woodlawn Memorial Park, Inc.	Illinois
Alderwoods (New York), Inc.	New York
Northeast Monument Company, Inc.	New York
Alderwoods (Ohio) Cemetery Management, Inc.	Ohio
Alderwoods (Ohio) Funeral Home, Inc.	Ohio
Alderwoods (Texas) Cemetery, Inc.	Texas
CHMP Holdings, Inc.	Texas
DRMP Holdings, Inc.	Texas
DHFH Holdings, Inc.	Texas
DHNC Holdings, Inc.	Texas
Directors Cemetery (Texas), Inc.	Texas
DSP General Partner, Inc.	Texas
Earthman Cemetery Holdings, Inc.	Texas
Earthman Holdings, Inc.	Texas
EDSB Holdings, Inc.	Texas
HFCC Holdings, Inc.	Texas
HFJC Holdings, Inc.	Texas
HFSC Holdings, Inc.	Texas
Panola County Restland Memorial Park, Inc.	Texas
Pioneer Funeral Plans, Inc.	Texas
Travis Land Company	Texas
Tyler Memorial Funeral Home and Chapel, Inc.	Texas
Waco Memorial Park, Inc.	Texas

ANNEX B

Name	State
Advanced Planning (Alabama), Inc.	Alabama
Alderwoods (Alaska), Inc.	Alaska
Alderwoods (Arizona), Inc.	Arizona
Phoenix Memorial Park Association	Arizona
Alderwoods (Arkansas), Inc.	Arkansas
Alderwoods (Colorado), Inc.	Colorado
Alderwoods (Connecticut), Inc.	Connecticut
Coral Ridge Funeral Home and Cemetery, Inc.	Florida
Funeral Services Acquisition Group, Inc.	Florida
Garden Sanctuary Acquisition, Inc.	Florida
Kadek Enterprises of Florida, Inc.	Florida
Levitt Weinstein Memorial Chapels, Inc.	Florida
MHI Group, Inc.	Florida
Naples Memorial Gardens, Inc.	Florida
Osiris Holding of Florida, Inc.	Florida
Security Trust Plans, Inc.	Florida
Alderwoods (Idaho), Inc.	Idaho
Advance Planning of America, Inc.	Indiana
Alderwoods (Indiana), Inc.	Indiana
Ruzich Funeral Home, Inc.	Indiana
Alderwoods (Iowa), Inc.	Iowa
Alderwoods (Kansas), Inc.	Kansas
Alderwoods (Partner), Inc.	Kentucky
Alderwoods (Louisiana), Inc.	Louisiana
Alderwoods (Maryland), Inc.	Maryland
Alderwoods (Massachusetts), Inc.	Massachusetts
Doba-Haby Insurance Agency, Inc.	Massachusetts
Alderwoods (Michigan), Inc.	Michigan
AMG, Inc.	Michigan
WMP, Inc.	Michigan
Alderwoods (Minnesota), Inc.	Minnesota
Family Care, Inc.	Mississippi
Stephens Funeral Fund, Inc.	Mississippi
Alderwoods (Missouri), Inc.	Missouri
Alderwoods (Montana), Inc.	Montana
Alderwoods (Nevada), Inc.	Nevada
Robert Douglas Goundrey Funeral Home, Inc.	New Hampshire
St. Laurent Funeral Home, Inc.	New Hampshire
ZS Acquisition, Inc.	New Hampshire
Alderwoods (New Mexico), Inc.	New Mexico
Alderwoods (North Carolina), Inc.	North Carolina
Carothers Holding Company, Inc.	North Carolina
Lineberry Group, Inc.	North Carolina
Reeves, Inc.	North Carolina
Westminster Gardens, Inc.	North Carolina
MFH, L.L.C.	North Carolina
Alderwoods (Oklahoma), Inc.	Oklahoma
Alderwoods (Oregon), Inc.	Oregon
The Portland Memorial, Inc.	Oregon
Universal Memorial Centers I, Inc.	Oregon

Universal Memorial Centers II, Inc.	Oregon
Universal Memorial Centers III, Inc.	Oregon
Alderwoods (Pennsylvania), Inc.	Pennsylvania
Bright Undertaking Company	Pennsylvania
H. Samson, Inc.	Pennsylvania
Knee Funeral Home of Wilkinsburg, Inc.	Pennsylvania
Nineteen Thirty-Five Holdings, Inc.	Pennsylvania
Oak Woods Management Company	Pennsylvania
Alderwoods (Rhode Island), Inc.	Rhode Island
Alderwoods (South Carolina), Inc.	South Carolina
Graceland Cemetery Development Co.	South Carolina
Alderwoods (Tennessee), Inc.	Tennessee
Eagle Financial Associates, Inc.	Tennessee
Alderwoods (Virginia), Inc.	Virginia
Alderwoods (Washington), Inc.	Washington
Evergreen Funeral Home and Cemetery, Inc.	Washington
Green Service Corporation	Washington
S&H Properties and Enterprises, Inc.	Washington
Vancouver Funeral Chapel, Inc.	Washington
Alderwoods (West Virginia), Inc.	West Virginia
Alderwoods (Wisconsin), Inc.	Wisconsin
Northern Land Company, Inc.	Wisconsin

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  Exhibit 5.1
  ANNEX A
  ANNEX B